Exhibit 10.2
AGREEMENT
     This Settlement Agreement (the “Agreement”) is entered into as of this 17th day of February, 2006, between MCI, LLC (formerly known as MCI, Inc.) and all of its subsidiaries (collectively herein “MCI”), including but not limited to MCI Network Services, Inc. (formerly known as MCI WORLDCOM Network Services, Inc.) and MCI Communications Services, Inc. (formerly known as MCI WORLDCOM Communications, Inc.) and US LEC Corp., and all of its affiliates (including subsidiaries), including but not limited to US LEC Communications Inc., US LEC of Alabama Inc., US LEC of Florida Inc., US LEC of Georgia Inc., US LEC of Maryland Inc., US LEC of North Carolina Inc., US LEC of South Carolina Inc., US LEC of Pennsylvania Inc., US LEC of Tennessee Inc., and US LEC of Virginia LLC (collectively “US LEC”). (MCI and US LEC are referred to together as the “Parties” and individually as a “Party.”)
     WHEREAS, disputes have arisen among the Parties regarding US LEC’s charges to MCI for certain Switched Access Services in connection with 8YY Traffic sent by US LEC to MCI for delivery to MCI’s 8YY customers; and
     WHEREAS, on or about April 26, 2005, US LEC filed an action in the United States District Court for the Western District of North Carolina, Charlotte Division, Civil Action No. 3:05-CV-171-MU against MCI, alleging that MCI wrongfully has refused to pay US LEC for Switched Access Services US LEC has rendered to MCI (the “Litigation”); and
     WHEREAS, MCI filed an Answer and Counterclaim in the Litigation on or about May 17, 2005 and filed an Amended Counterclaim on or about October 3, 2005, alleging that US LEC wrongfully had billed it certain access charges in connection with 8YY Traffic, to which US LEC filed Answers on June 8, 2005 and October 21, 2005, respectively; and

     WHEREAS, the Parties desire to enter into this Agreement to resolve all disputes between MCI and US LEC relating to US LEC’s Switched Access Services billed by US LEC to MCI, without any admission of wrongdoing or liability on the part of either Party, and to set certain future rights, obligations and other business arrangements of the Parties, and to settle the Litigation.
     NOW, THEREFORE, in consideration of the mutual benefit of the exchanges detailed below, the Parties agree as follows:
1. Definitions.
     For purposes of this Agreement the following definitions, in addition to any other definitions specified herein, shall control:
     a. “Proprietary Information” means information that is marked or otherwise specifically identified in writing as proprietary, confidential or trade secret by the disclosing Party. Proprietary Information includes, but is not limited to, all documents and testimony identified or marked as “Confidential” during the course of the Litigation, the terms of this Agreement, and the discussions, correspondence and negotiations that led to this Agreement.
     b. “Switched Access Service” means a service providing access to the switched network of a Telecommunications Carrier for the purpose of originating or terminating interexchange interstate and intrastate telecommunications between MCI’s interexchange carrier network and an MCI customer or subscriber placing or receiving an interexchange call. Switched Access Service does not include local exchange service. Switched Access Service includes (i) access service for traffic in which (A) the interexchange call originates and terminates on the public switched telephone network, (B) both the called party and the calling party use ordinary customer premises equipment, and (C) no net protocol conversion occurs and no enhanced functionality to either the calling or the called party is provided by the provider’s use of IP technology, even-though the call may at some point in the transmission be converted to Internet Protocol (“IP”); (ii) (prospectively from the effective date of any such FCC orders) services that the FCC orders shall be subject to switched access charges; and (iii) interexchange access service for 8YY Traffic sent by US LEC to MCI regardless of whether US LEC provides the local dial tone to the end user calling the MCI 8YY customer provided that no carrier other than US LEC performs and actually assesses MCI a charge, for which MCI is liable, for an originating end office local switching function to a given call.
     c. “8YY Traffic” and “8YY Calls” mean interstate and intrastate calls intended to terminate to a telephone number for which there is no charge to the calling party by an interexchange carrier for making and completing the calls, and includes, but is not limited to, calling parties making calls from businesses, institutions or other entities that may obtain local dial tone from carriers other than US LEC.
     d. “Act” means the Communications Act of 1934, as amended by the Telecommunications Act of 1996.
     e. “Telecommunications Carrier” means any provider of telecommunications services (as such term is defined as of the Effective Date in Section 3(46) of the Act (47 U.S.C. § 153(46))) regulated under Title II of the Act, except that such term shall not include aggregators of telecommunications services as defined as of the Effective Date by Section 226 of the Act.
     f. “CMRS Provider” means an entity that provides mobile service, as defined as of the Effective Date in Section 3(27) of the Act (47 U.S.C. § 153(27)), for profit (i.e., with the intent of receiving compensation or monetary gain), where the mobile service is an interconnected service and is available to the public, or to such classes of eligible users as to be effectively available to a substantial portion of the public, or that provides the functional equivalent service of such mobile service.
     g. “Wireless 8YY Traffic” or “Wireless 8YY Calls” means interstate and intrastate 8YY Calls from CMRS Providers’ subscribers.
     h. “Effective Date” means the date of execution of this Agreement by the second of the two Parties to execute it.
     i. “Government Agency” means a federal or state board, agency, authority, commission, or other entity with jurisdiction over the traffic which is the subject of this Agreement, including but not limited to the Federal Communications Commission (“FCC”).
     j. “US LEC End Users” means customers of US LEC that are not Telecommunications Carriers or CMRS Providers, and who subscribe to US LEC services or facilities either through US LEC tariffs or contracts, which services include, among other services, direct connectivity with US LEC for delivery of 8YY Calls to the appropriate interexchange carriers. US LEC End Users specifically include businesses, institutions, and other entities that may obtain local dial tone from carriers other than US LEC, but deliver outbound 8YY Calls to US LEC via a direct connection where no other carrier performs and actually assesses MCI a charge, for which MCI is liable, for an originating end office local switching function on a given call.
     2. Consideration.
     a. Without either Party admitting any wrongdoing with respect to any invoice sent to MCI by US LEC for Switched Access Service or the non-payment of any such invoice, within ten (10) business days of the Effective Date, MCI will pay to US LEC the total sum of [***]
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by check (with the check to be received by US LEC within the ten (10) business day period) in full settlement of all claims released in this Agreement.
     b. Upon payment by MCI to US LEC in accordance with paragraph 2.a., US LEC agrees that it will take all necessary actions to credit, or otherwise extinguish, the billed and outstanding amounts due from MCI on the accounts listed on Schedule 1 attached hereto and incorporated herein (or any account(s) subsequently discovered by a Party with notice of such additional account(s) provided to the other Party with sufficient information to demonstrate that the account included Switched Access Service charges [***] and the entity to which the bill was directed was a former or existing MCI company or subsidiary [***]) for any Switched Access Service for the usage period from [***] associated with any such outstanding balances for Switched Access Services. Both Parties represent that they share a good faith belief as of the Effective Date that the carrier accounts listed on the attached Schedule 1 (which include as part of the carrier account, the various Carrier Identification Codes (“CICs”) assigned to MCI and used by US LEC for billing purposes) are the carrier accounts of the MCI companies and subsidiaries and comprise all the MCI accounts and reflect all the MCI CICs for which US LEC has assessed any unpaid or disputed Switched Access Service charges upon MCI companies and subsidiaries for [***], though this representation does not preclude either Party from subsequent discovery in good faith and notice as provided in this paragraph.
     c. The Parties agree further that for services provided to MCI by any current or future US LEC company, affiliate, subsidiary, successor or assign:
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     (i) [***];
     (ii) [***];
     (iii) [***];
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     (iv) The parties agree that [***], and such services include but are not limited to [***] and all database queries including database queries for Wireless 8YY Calls. Unless expressly stated in this Agreement, the rules and regulations from the applicable US LEC tariff will govern the provision of Switched Access Services by US LEC, subject to MCI’s right to challenge the validity or applicability of the rules and regulations of US LEC’s tariff, unless the challenge is inconsistent with the terms of this Agreement.
     d. [***], MCI will retain the right to dispute in good faith, in accordance with the process set forth in the applicable US LEC tariff, US LEC’s invoices for Switched Access Services, but not on any basis that challenges US LEC’s right to bill for Wireless 8YY Calls or otherwise is inconsistent with this Agreement.
     e. [***], MCI will retain the right to challenge US LEC’s rates for intrastate Switched Access Service, but only as part of a general challenge to competitive carrier intrastate switched access rates or the applicability of the rate elements for
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intrastate Wireless 8YY Calls in a proceeding before a Government Agency, so long as US LEC’s right to bill for Wireless 8YY Calls is not challenged. In the event a Government Agency enters an order in such a proceeding which expressly directs that competitive carrier intrastate access rates for Wireless 8YY Calls be reduced, both retroactively and prospectively, [***] then, as between MCI and US LEC, the provisions of such order and any changes mandated thereby will apply prospectively only, except as set forth in this subsection (e). To the extent that US LEC’s aggregate billings (i.e. for all states) for intrastate Wireless 8YY Traffic (“Aggregate Intrastate Wireless 8YY Charges”) to MCI [***] at the time the Government Agency order becomes effective, the changes mandated thereby may be [***];
[***] These portions of this exhibit have been omitted and filed separately with Commission pursuant to a request for confidential treatment.

     f. US LEC shall cooperate with MCI’s requests for, and shall use all commercially reasonable efforts to provide either separately or on US LEC’s invoices for interstate and intrastate access traffic, such data as is reasonably necessary to permit [***] and to [***] in the industry Local Number Portability Databases or other industry databases that reflect assignment of the telephone numbers (a “US LEC Number”) [***] in the industry Local Number Portability Databases (a “non-US LEC Number”); provided, however, that MCI agrees that it will cooperate with US LEC, and shall use commercially reasonable efforts, to identify the type of data needed by MCI and any data already available, or made available, to MCI that would permit [***]. This paragraph does not obligate US LEC to purchase or upgrade its billing systems in any way, nor to take extraordinary measures to provide such data.
[***] These portions of this exhibit have been omitted and filed separately with Commission pursuant to a request for confidential treatment.

     g. Notwithstanding any other provision of this Agreement, a Party may file or otherwise disclose this Agreement or portion thereof with any governmental person or body to the extent required by law, provided that such Party shall do so only to the extent necessary (in whole or in part) and shall take all reasonable steps otherwise to preserve the confidentiality of this Agreement as provided by Section 8 of this Agreement, including where appropriate disclosure under seal. In addition, if, and to the extent, necessary to give effect to the terms of this Agreement, US LEC shall amend any of its tariffs.
3. Releases.
     a. Except as set forth in this Agreement, MCI releases US LEC and its and their directors, officers, shareholders, employees, representatives, agents, independent contractors, and attorneys from
(i)	any claims, counterclaims or defenses that were made in the Litigation relating to the time period [***];

(ii)	any claims, counterclaims, or defenses arising from the nucleus of operative facts at issue in the Litigation that occurred [***];

(iii)	any claims arising from the conduct of the Litigation; and

(iv)	any claims, counterclaims or defenses related to the services provided by US LEC to MCI, including but not limited to the billing of Switched Access Service for 8YY Traffic, provided during the usage period [***], regardless of whether any of the foregoing in subparagraphs a. i-iv is known or unknown, accrued or inchoate.
[***] These portions of this exhibit have been omitted and filed separately with Commission pursuant to a request for confidential treatment.

     b. Except as set forth in this Agreement, upon receipt of the payment required by Paragraph 2.a hereof, US LEC releases MCI and its and their directors, officers, shareholders, trustees, employees, representatives, agents, independent contractors, and attorneys from
(i)	any claims, counterclaims or defenses that were made in the Litigation relating to the time period [***];

(ii)	any claims, counterclaims, or defenses arising from the nucleus of operative facts at issue in the Litigation that occurred [***];

(iii)	any claims arising from the conduct of the Litigation; and

(iv)	any claims, counterclaims or defenses related to the services provided by US LEC to MCI, including but not limited to the billing of Switched Access Service for 8YY Traffic, [***], regardless of whether any of the foregoing in subparagraphs b. i-iv is known or unknown, accrued or inchoate.
     c. MCI hereby represents, warrants and agrees that (i) it has not assigned or otherwise divested itself of any part of the claims being released hereby, (ii) no person or entity has any interest or ownership of the claims covered by this Agreement, and (iii) MCI will indemnify, defend and hold US LEC harmless from and against any or all of any part of the claims so assigned or otherwise divested which is or are brought against US LEC.
     d. US LEC hereby represents, warrants and agrees that (i) it has not assigned or otherwise divested itself of any part of the claims being released hereby, (ii) no person or entity
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has any interest ownership of the claims covered by this Agreement, and (iii) US LEC will indemnify, defend and hold MCI harmless from and against any or all of any part of the claims so assigned or otherwise divested which is or are brought against MCI.
     e. Notwithstanding anything to the contrary contained in this Section 3, nothing in this Agreement shall release any claims for amounts due (if any) for direct end office trunks purchased by MCI from US LEC pursuant to US LEC’s FCC switched access tariff.
     4. Dispute Resolution.
     a. In the event that a dispute should arise concerning the interpretation of or performance of this Agreement, the Parties agree that resolving the dispute(s) as promptly and efficiently as possible will best serve their respective interests. The disputing Party must submit in writing to the other Party the basis of the dispute in sufficient detail to permit the other Party to respond to the dispute.
     b. If the Parties cannot resolve a dispute concerning the interpretation of or performance of this Agreement through negotiation within sixty (60) days after one Party notifies the other Party of the dispute, then the dispute shall be referred to one designated representative from MCI at the director level or above and one representative from US LEC at the director level or above. If the Parties remain unable to resolve their dispute within sixty (60) days after the referral set forth above, then the dispute shall be referred to one designated representative from MCI at the vice president level or above (or their designee) and one representative from US LEC at the vice president level or above.
     c. If the dispute is not resolved at the vice president level or above within 30 days after the final escalation set forth in paragraph 4.b above, then either Party may seek resolution of the dispute by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitration shall be held in Charlotte, North Carolina.
     (d) The provisions of this Paragraph 4 shall not be construed to prohibit either Party from seeking preliminary injunctive relief in any court of competent jurisdiction after exhaustion of the escalation procedures, provided that no court action may supersede a binding arbitration initiated under subsection 4.c. above for resolution of the merits of such dispute. Any litigation seeking a preliminary injunction may be brought only with notice to the other Party, and each Party hereby waives the right to seek ex parte relief.
5. Dismissal of Pending, Litigation and Return of Discovery Material.
     a. Immediately upon receipt of the payment to US LEC required in Paragraph 2.a hereof, the Parties shall file a Stipulation of Dismissal, with prejudice, of the Litigation.
     b. Within five (5) business days of the filing of the Stipulation of Dismissal, and to the extent permitted by applicable law, the Parties shall each return to the producing Party all material produced during discovery, including deposition transcripts and exhibits, and neither Party nor its counsel shall keep any copy of any document produced in discovery by the other party for any reason, except with respect to a copy of any such document produced to a Government Agency in response to a duly authorized request from such Agency, and only for as long as such Agency requires such document to be kept. Neither Party has any obligation to retrieve any document which was filed with the Court, either under seal or as an attachment or an exhibit. To the extent that any information exchanged in discovery may have been used by counsel and become part of attorney work product, that work product shall be destroyed by counsel within the time period contemplated by this paragraph, and such counsel shall so certify to the other Party in writing.
     (c) The Parties agree to execute and exchange any such further documentation as may be reasonably required to give effect to the Agreement
6. Fees and Expenses.
     Each Party will pay its own attorneys’ fees and expenses associated with the Litigation and this Agreement, except to any extent otherwise provided for herein.
7. Successors and Assigns.
     This Agreement shall be binding upon, and inure to the benefit of, the Parties’ successor and assigns.
8. Confidential Nature of Settlement.
     a. The Parties agree to hold in the strictest confidence the substance of any and all settlement negotiations, documents exchanged during settlement discussions, or information learned or acquired during settlement discussions, as well as the terms of any final agreement that may be reached as a result of settlement discussions (collectively, “Settlement Information”), and not to reveal any such Settlement Information to any person except as provided herein. The existence of this Agreement is not confidential, but the terms of this Agreement are confidential.
     b. Each Party will hold in confidence Proprietary Information disclosed by the other Party except if it (a) was previously known by the receiving Party prior to the beginning of the Litigation free from any obligation to keep it confidential, (b) is independently developed by the receiving Party, (c) becomes publicly available except through a breach of this provision by the receiving Party, and/or (d) is disclosed to the receiving Party by a third party without breach of any confidentiality obligation. Only the exception in clause (c) of the prior sentence shall apply to the Settlement information. Proprietary Information or Settlement Information may be disclosed to an entity or person that controls a Party (including such controlling party’s directors officers and controlling shareholders), to a Party’s legal counsel, senior lenders and their counsel and auditors, provided that such representatives are bound by appropriate confidentiality obligations, and in such regulatory filings as may by required, and then only to the extent required, by the securities laws as the Parties’ respective securities counsel may advise. No Proprietary Information or Settlement Information can be used or introduced by either Party as evidence in any other litigation, arbitration or state or agency proceeding of any kind, except that Proprietary Information or this Agreement and its terms may be used in any proceeding between the Parties to establish rights and obligations under this Agreement if such information is properly filed with the Court under seal and subject to a protective order protecting it from disclosure to persons other than the Parties and court personnel.
     c. If, after the Effective Date of this Agreement, either Party is required to disclose Proprietary Information or Settlement Information or this Agreement in judicial or administrative proceedings, such Party will, unless prohibited by applicable law or the terms of the applicable order, (i) give the other Party prompt written notice and the opportunity, sufficiently in advance of such disclosure, if feasible, to seek protective arrangements and will cooperate reasonably with the other Party (at such other Party’s expense) in that regard, and (ii) disclose only that portion of the Proprietary Information or Settlement Information or Agreement required to be disclosed.
     d. Either Party may issue a press release regarding the settlement that may include any information that may be required to be included in any filing with the Securities and

Exchange Commission by the securities laws as their respective securities advisors may advise, except the release may state that the Parties have settled this dispute concerning Switched Access Service and the Litigation but shall not include the specific financial terms of the settlement. The Parties agree to exchange a copy of such portion of the press release that relates to the discussion of the settlement of this dispute concerning Switched Access Service or the Litigation with reasonable time for review prior to its publication, and shall obtain the consent of the other Party to the text of the press release prior to the publication of the press release, which consent shall not unreasonably be withheld.
     e. The Parties acknowledge and agree that any breach of the obligations of this Paragraph 8 will cause damage to the other Party and the breaching party shall be liable to the non-breaching party for such damages and subject to any other remedies at law or equity.
9. Non-Disparagement.
     a. Beginning as of the Effective Date of this Agreement, MCI and US LEC agree to use reasonable efforts to ensure that their respective directors, officers, senior management personnel, attorneys, or lobbyists (collectively “Representatives”) do not make any untrue, misleading, or defamatory statements or representations, either orally or in writing, to any third persons [***] relating to the nucleus of operative facts at issue in the Litigation, or if either Party becomes aware of such conduct by its Representatives, to make reasonable efforts to stop the conduct.
     b. The Parties acknowledge and agree that any breach of the obligations of this Paragraph 9 may cause harm to the other Party and its affiliates, and that therefore either US LEC or MCI, whichever is harmed, shall be entitled to injunctive relief prohibiting the breaching
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Party from any further violation or threatened future violation of this Paragraph 9. The Parties agree that it is not a violation of this Paragraph 9 for a Party to participate in a challenge to competitive carrier switched access rates or the applicability of the rate elements for 8YY Wireless Calls, or in a proceeding before a Government Agency, or in a lawsuit before a court or arbitration panel, provided that no untrue, misleading or defamatory statements or representations [***] are made (which provision does not preclude a Party from referring to prior orders or other prior official statements of a court or Government Agency addressing such topics) and that, in such proceeding, no claims are asserted against US LEC that are in any way inconsistent with the provisions of this Agreement.
10. No Third Party Beneficiaries.
     This Agreement does not provide and is not intended to provide third parties not expressly enumerated in this Agreement with any remedy, claim, liability, reimbursement, cause of action, or other privilege.
11. Entire Agreement.
     This Agreement contains the entire understanding between MCI and US LEC with respect to the resolution of the matters addressed in this Agreement.
12. Preparation of Documents and Effectiveness.
     Each Party has participated in the creation of this Agreement. No legal principle interpreting the Agreement against the drafter will apply. Each Party in entering into this Agreement has completely read and fully understood the terms and conditions of the Agreement. The Parties acknowledge that they have had the opportunity to consult with legal counsel of their
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choosing prior to entering into this Agreement, that they know and understand this Agreement’s contents, and that they are executing this Agreement knowingly and voluntarily.
13. No Admission.
     Neither any provision of this Agreement taken individually nor the Agreement taken as a whole is to be construed as an admission of liability by any of US LEC, MCI, or their directors, stockholders, officers, employees, representatives, agents, assignors or assignees or as an admission of any allegation or argument made by any person in the Litigation, all of which liabilities, allegations, and argument have been expressly denied.
14. Counterparts.
     The parties agree that this Agreement may be executed in a number of counterparts, each of which shall be considered an original instrument, but all of which together shall be considered but one and the same instrument, and may be delivered by facsimile from one Party to the other when executed. This Agreement shall be binding on all signatories hereto, even if executed in any number of counterparts.
15. Notices.
     All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be in writing and must be delivered via hand-delivery or overnight cornier delivery and will be deemed delivered when actually received. Fax and e-mail delivery methods do not constitute written notice. Any notice or request will be delivered to the addresses specified below.
     If to US LEC:
Thomas Gooley
Vice President-Treasurer
US LEC Corp.
6801 Morrison Boulevard

Morrocroft III
Charlotte, NC 28211
Fax number: 704-602-1133
e-mail: tgooley@uslec.com
   with a copy to
General Counsel
US LEC Corp.
6801 Morrison Boulevard
Morrocroft III
Charlotte, NC 28211
Fax number: 794-319-3007
     If to MCI:
Peter H. Reynolds
Director, National Carrier Contracts and Initiatives
Verizon Business
22001 Loudoun County Parkway
Suite G2-3-6l4
Ashburn, VA 20147
Fax number (703) 886-0118
e-mail: Peter.H.Reynolds@verizonbusiness.com
with a copy to:
Brian H. Benjet
Verizon Business
1133 19th Street, NW
Washington, DC 20036
Fax Number (202) 736-6072
e-mail: brian.benjet@verizonbusiness.com
A Party may change the name and/or address to which notice is to be delivered by sending notice to the applicable notice address.
16. Power, Authority and Legal Capacity to Bind.
     Each Party represents that it has the requisite power, authority and legal capacity to make, execute, and deliver this Agreement and to fully perform its duties and obligations under this Agreement, and that neither this Agreement nor the performance by such Party of any duty or obligation under this Agreement will violate any other contract, agreement, covenant or restriction by which such Party is bound. To the extent that this Agreement is in conflict with any other contract, agreement, covenant or restriction by which such Party is bound, the Parties hereby agree that such conflict is not material.
17. Governing Law.
     This Agreement will be governed by the laws of the state of North Carolina, without regard to its choice of law provisions.
18. Waiver Amendment, Modification and Interpretation.
     No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the Parties. My waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No prior drafts of this Agreement, or any negotiations regarding the terms contained in these drafts, or any related agreements shall be admissible in any court to vary or interpret the terms of this Agreement, the Parties hereto agreeing that this Agreement constitutes the final expression of the Parties’ agreement and supersedes all prior written and oral understandings regarding the terms of this Agreement.

Executed on behalf of	US LEC CORP., US LEC OF ALABAMA INC., US LEC OF FLORIDA INC., US LEC OF GEORGIA INC., US LEC OF MARYLAND INC., US LEC OF NORTH CAROLINA INC., US LEC OF PENNSYLVANIA INC., US LEC OF SOUTH CAROLINA INC., US LEC OF TENNESSEE INC., US LEC OF VIRGINIA L.L.C., and US LEC COMMUNICATIONS INC.

	By:	/s/ Thomas R. Gooley

	Print Name:	Thomas R. Gooley

	Title:	Vice President

	Date:	2/17/06

Executed on behalf of:	MCI, LLC, MCI NETWORK SERVICES, INC., AN MCI COMMUNICATIONS SERVICES, INC.

	By:	/s/ Randal S. Milch

	Print Name:	Randal S. Milch

	Title:	Senior Vice President — Legal & External Affairs

	Date:	7 February 2006

Schedule 1
MCI Accounts
As of 11/30/2005
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[***] These portions of this exhibit have been omitted and filed separately with Commission pursuant to a request for confidential treatment.

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